                 AS FILED WITH THE COMMISSION ON June 13, 2002
                                                    REGISTRATION NO. 333-_______

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             THE JOHN NUVEEN COMPANY
             (exact name of registrant as specified in its charter)

                Delaware                                      36-3817266
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)

         333 West Wacker Drive                                  60606
           Chicago, Illinois                                 (zip code)
(Address of principal executive offices)

    SECOND AMENDMENT AND RESTATEMENT OF THE JOHN NUVEEN COMPANY 1996 EQUITY
                 INCENTIVE AWARD PLAN (Full Title of the Plan)

                             -----------------------

                             ALAN G. BERKSHIRE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             THE JOHN NUVEEN COMPANY
                              333 WEST WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                     (Name and address of agent for service)
                                 (312) 917-7700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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  TITLE OF SECURITIES TO BE          AMOUNT TO BE         PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM           AMOUNT OF
        REGISTERED (1)              REGISTERED (1)           PRICE PER SHARE (2)          OFFERING PRICE (2)       REGISTRATION FEE
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
Class A Common Stock, $.01
par value                          9,000,000 shares                  $54.945                    $494,505,000            $45,495
------------------------------------------------------------------------------------------------------------------------------------

     (1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of Class A common stock, par value $.01 per share, which may be issued pursuant to the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan to prevent dilution from stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices reported for shares on the New York Stock Exchange on June 11, 2002.


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                                EXPLANATORY NOTE


     This registration statement registers an additional 9,000,000 shares of Class A common stock, par value $.01, of The John Nuveen Company that may be awarded under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan. Registration Statement No. 333-07873 (the "1996 Registration Statement"), as filed on July 10, 1996, registered 5,700,000 shares of Class A common stock to be issued under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan. Registration Statement No. 333-36996 (the "2000 Registration Statement"), as filed on May 12, 2000, registered 5,250,000 shares of Class A common stock to be issued under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan. With respect to the 1996 Registration Statement and the 2000 Registration Statement, all share totals have been adjusted to reflect the September 2001 3-for-2 stock split. With this registration statement, The John Nuveen Company registers an additional 9,000,000 shares of Class A common stock to be issued under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan.
The 9,000,000 additional shares registered by this registration statement have been adjusted to reflect the June 2002 2-for-1 stock split.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by The John Nuveen Company (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

          (2) The Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2002.

          (3) The description of the Registrant's Class A common stock, $0.01 par value (the "Class A Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the 1934 Act on April 27, 1992, including any amendment thereto or report filed for the purpose of updating such description.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


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ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the Class A Common Stock being registered is being passed upon for the Registrant by Alan G. Berkshire, Esq. Senior Vice President, General Counsel and Secretary of the Registrant. At March 29, 2002, Mr. Berkshire owned 5,258 shares of the Class A Common Stock. Mr. Berkshire has also been granted options to purchase an aggregate 30,000 shares of Class A Common Stock and 7,500 shares of restricted stock under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowing violation of law, authorized the unlawful payment of a dividend or approved an unlawful stock repurchase or derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

          Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Article TWELFTH of the Registrant's Restated Certificate of Incorporation and Section 6.4 of Article VI of the Registrant's By-Laws provide in effect that the Registrant shall indemnify its directors, officers and employees to the extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          The following documents are filed as exhibits to this Registration
Statement:

          EXHIBIT NO.       DESCRIPTION
          -----------       -----------

          4.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-46922)).

          4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10-K for the year ended December 31, 1993).

          4.3 Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan.

          5                 Opinion of Counsel.

          23.1              Independent Accountants' Consent.

          23.2              Consent of Counsel (included in Exhibit 5).

          24.1              Powers of attorney.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 13th day of June, 2002.

                                            THE JOHN NUVEEN COMPANY

                                            By:  /s/ Alan G. Berkshire
                                                 --------------------------
                                                 Alan G. Berkshire,
                                                 Senior Vice President, General
                                                 Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on June 13, 2002.


SIGNATURE                                   TITLE
                    *                       Chairman of the Board and Chief
           ____________________             Executive Officer (principal
          Timothy R. Schwertfeger           executive officer)
                    *
           ____________________             President and Director
             John P. Amboian
                    *
           ____________________             Director
             Willard L. Boyd
                    *
           ____________________             Director
             W. John Driscoll
                    *
           ____________________             Director
            Duane R. Kullberg
                    *
           ____________________             Director
              Jay S. Fishman
                    *
           ____________________             Director
            Thomas A. Bradley
                    *
           ____________________             Director
             John A. MacColl

          /s/ Margaret E. Wilson            Senior Vice President, Finance
          ----------------------            (principal financial and accounting
            Margaret E. Wilson              officer)

          /s/ Alan G. Berkshire
          ----------------------
            Alan G. Berkshire
   *As Attorney-in-Fact for each of the
            persons indicated



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                                INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION
-----------       -----------

4.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-46922)).

4.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10-K for the year ended December 31, 1993).

4.3 Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan.

5                 Opinion of Counsel.

23.1              Independent Accountants' Consent.

23.2              Consent of Counsel (included in Exhibit 5).

24.1              Powers of attorney.